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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 16, 1998 relating to the 1997 and 1996 financial statements of Metromedia Fiber Network, Inc. in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus for the registration of $650,000,000 of its 10% Series B Senior Notes due 2008.


                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP


New York, New York
February 10, 1999